UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2015 (July 23, 2015)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On July 28, 2015, Axiall Corporation (the “Company”) announced that Joseph C. Breunig will step down from his current position as the Company’s Executive Vice President, Chemicals, effective September 1, 2015. Mr. Breunig’s departure from the Company will be treated as a qualifying termination entitling him to severance under the Company’s executive officer and key employee severance plan (the “Severance Plan”) and pro rata vesting of certain outstanding equity awards under the Company’s existing equity incentive plans. In connection with his departure, the Company expects that Mr. Breunig and the Company will enter into customary releases. The Severance Plan has been previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2013, which Severance Plan is incorporated herein by reference.

Appointment of Senior Vice President, Chemicals

On July 28, 2015, the Company announced that its Board of Directors (the “Board”) has promoted William H. Doherty, age 61, to become Senior Vice President, Chemicals, effective July 27, 2015. In connection with his promotion, Mr. Doherty’s base salary has been increased to $475,000 per annum and his annual incentive bonus target for 2015 has been increased to 75% of his new base salary, depending on the Company’s attainment of certain financial, strategic and operational goals, as well as the financial performance of the Company’s chemicals division. Mr. Doherty will also be entitled to participate in the Severance Plan.

In addition, on July 23, 2015, the Company awarded Mr. Doherty 6,582 time-based restricted stock units and 6,471 performance-based restricted stock units at target performance level. The time-based restricted stock units will vest over a period of three years, with one-third of them vesting on each of the first, second, and third anniversaries of May 19, 2015. The performance-based restricted stock units will vest on the third anniversary of May 19, 2015, with the number of shares of the Company’s common stock that may be issued to Mr. Doherty upon vesting ranging from a minimum of zero to a maximum of 200 percent of the number of “target” shares awarded, with the actual payout dependent upon the Company’s total shareholder return relative to a group of its peer companies.

Prior to his appointment as Senior Vice President, Chemicals, Mr. Doherty had served as Vice President, Specialties business since since April 2015 and also served as Vice President, Compounds & Additives from January 2013 until April 2015 and Vice President PVC Compounds from December 2008 until January 2013. Mr. Doherty joined the Company in 1982 after holding several business management positions in the Plastics division at General Electric. He also serves as chairman of the board of Shriram-Axiall PVT Ltd., a joint venture between the Company and DCM Shriram, based in Delhi, India. Mr. Doherty earned a Bachelor of Science in business administration, magna cum laude, with a concentration in management, from Indiana Tech University. Mr. Doherty is also a graduate of the economics program at the State University of New York at Buffalo and the University of Michigan’s Ross School of Business Executive Program.

Changes to Compensation of Interim President and Chief Executive Officer

On July 23, 2015, the Leadership Development and Compensation Committee of the Company (the “Committee”) approved, and the Board ratified, certain changes to the compensation of Timothy Mann, Jr., the Company’s Interim President and Chief Executive Officer. In connection with his promotion, Mr. Mann’s base salary has been increased to $750,000 per annum and his annual incentive bonus target for 2015 has been increased, on a pro rated basis for the remainder of 2015, to 110% of his new base salary, depending on the Company’s attainment of certain financial, strategic and operational goals.  In addition, Mr. Mann will be entitled to receive a special bonus of up to $1,000,000, depending on the Committee’s assessment of performance on strategic objectives related to his Interim President and Chief Executive officer role.  The Committee intends to the extent possible to structure such bonus opportunities as qualified performance-based awards as defined in the Company’s Annual Incentive Compensation Plan. The Annual Incentive Compensation Plan has been previously filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2011, which Annual Incentive Compensation Plan is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Gregory C. Thompson
Name: Gregory C. Thompson
Title: Executive Vice President and Chief Financial Officer

Date: July 28, 2015